UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016 (February 27, 2016)

ENGILITY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35487	45-3854852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 Centerview Drive Chantilly, Virginia	20151
(Address of principal executive offices)	(Zip Code)
(703) 708-1400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lynn Dugle as Chief Executive Officer

On March 1, 2016, Engility Holdings, Inc. (the “Company”) announced that it intends to appoint Lynn A. Dugle, a current member of the Company’s Board of Directors (the “Board”), to serve as Chief Executive Officer of the Company. Ms. Dugle’s appointment is effective March 21, 2016. On February 29, 2016, the Company entered into an offer letter with Ms. Dugle, the material terms of which are set forth below.

Ms. Dugle’s offer letter provides for the following compensation: (i) an annual base salary of $900,000; (ii) eligibility to receive an annual bonus with a target of $1,100,000 (subject to a cap of 200% of her annual base salary); (iii) a sign-on bonus of $425,000; and (iv) participation in the Company’s Severance Plan (the “Severance Plan”). The Company also agreed to recommend that Ms. Dugle receive annual grants of long-term incentive awards based on a target grant date fair value of $2,450,000 (the “LTI Award”), which awards will be granted annually so long as she remains employed by the Company. 60% of the LTI Awards will be in the form of performance share units, with the remaining 40% to be granted, at Ms. Dugle’s election, in the form of service-based vesting stock options and/or restricted stock units. In addition, in connection with her appointment as Chief Executive Officer, the Company agreed to recommend that she receive a one-time grant of restricted stock units with a grant date fair value of $900,000, 100% of which shall vest on March 21, 2018, subject in all cases to Ms. Dugle’s continued employment on such date (unless the Board shall determine in its sole discretion to provide for alternate vesting terms). Ms. Dugle’s annual long-term incentive award for fiscal year 2016 and the one-time grant of restricted stock units will be granted upon Ms. Dugle’s commencement of employment on March 21, 2016, and evidenced by award agreements, which, together with the 2012 Long Term Performance Plan (the “LTI Plan”), will set forth the terms and conditions of the foregoing awards. In addition to setting forth any service-based vesting and performance-based vesting conditions applicable to such awards, the LTI Award agreements will provide that unless Ms. Dugle’s employment with the Company is terminated at such time as Cause may exist (as such term is defined in the Severance Plan) or Ms. Dugle voluntarily resigns her employment, any unvested portion of an LTI Award granted at least six months prior to termination of her employment shall continue to vest in accordance with the original vesting schedule (including achievement of any applicable performance goal), subject to her compliance with any post-employment restrictive covenants that may apply to her at such time.

The Company also agreed to defend and indemnify Ms. Dugle for any and all costs, fees, expenses and liabilities that Ms. Dugle may incur arising out of, or relating to, any action or proceeding initiated by Ms. Dugle’s former employer to enforce any or all obligations that she may have with respect to her former employer pursuant to certain agreements between Ms. Dugle and her former employer, to the extent any such action or proceeding arises out of or relates to Ms. Dugle’s employment or proposed employment with the Company.

The foregoing is only a summary of the arrangements with Ms. Dugle and does not purport to be complete and is qualified in its entirety by reference to the full text of the underlying agreements. The Severance Plan has been previously filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2013, which Severance Plan is incorporated herein by reference. Ms. Dugle’s offer letter will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2016.

Ms. Dugle, age 56, currently serves as a member of our Board since February 26, 2015. Ms. Dugle was previously a director of TASC from October 2014 to February 2015. Ms. Dugle joined Raytheon in April 2004 and most recently served as Vice President of Raytheon and President of Intelligence, Information and Services (IIS) until her retirement in March 2015. In this role, she was responsible for the company’s cyber security services, advanced cyber solutions and information-based solutions. She also served as vice president of engineering, technology and quality for the former Network Centric Systems (NCS) business at Raytheon and was responsible for the strategic direction, leadership and operations of the engineering, technology and quality functions. Ms. Dugle is also a member of the State Street Corporation’s board of directors and the Defense Science board.

Appointment of John P. Hynes, Jr. as President and Chief Operating Officer

On March 1, 2016, the Company announced that, as part of the Company’s organization realignment, John P. Hynes, Jr., currently the Company’s Executive Vice President and Chief Operating Officer, has been appointed as President and Chief Operating Officer. This appointment is effective as of February 29, 2016. In connection with Mr. Hynes’ appointment, the Company agreed to a $50,000 increase to Mr. Hynes annual base salary and target bonus to $650,000 each, as well as an increase to his annual incentive award under the LTI Plan from a target grant date fair value of $900,000 to $975,000.

Mr. Hynes, age 55, has served as the Company’s Chief Operating Officer since the Company’s acquisition of TASC in February 2015, and was promoted from Executive Vice President at the end of February 2016. He previously served as President and Chief Executive Officer of TASC since 2013, and before being named to this role, Mr. Hynes was TASC’s Executive Vice President and Chief Operating Officer. Prior to his promotion to TASC’s Chief Operating Officer in September 2012, Mr. Hynes was Senior Vice President of TASC’s Defense and Civil Group, the TASC organization that supported the Department of Defense, Department of Homeland Security and civilian agencies such as the Federal Aviation Administration and NASA. Mr. Hynes currently serves on the board of advisors of the Intelligence and National Security Association and on the board of directors of the Capital Area Food Bank.

Departure of Anthony Smeraglinolo as Director and Chief Executive Officer

On March 1, 2016, the Company announced that Anthony Smeraglinolo will step down from his current position as the Company’s President and Chief Executive Officer and resign as a member of the Board. Mr. Smeraglinolo’s resignation from the Board is effective February 29, 2016 and he shall cease to serve as the Company’s President and Chief Executive Officer and any other director and officer position held with any the Company’s affiliates as of such date. Mr. Smeraglinolo will, however, remain employed by the Company through March 31, 2016 (the “Separation Date”), with such duties as may be reasonably assigned to him by the Board. The Company’s Chief Financial Officer, Wayne M. Rehberger, shall perform the functions of the Chief Executive Officer until Ms. Dugle assumes such role on March 21, 2016.

Mr. Smeraglinolo’s departure from the Company on the Separation Date will be treated as a qualifying termination entitling him to severance under the Company’s Change in Control Severance Plan (the “CIC Severance Plan”) and pro rata vesting of certain outstanding equity awards under the Company’s LTI Plan and the terms of his respective award agreements. In connection with his departure, the Company entered into a Separation and General Release Agreement (the “Separation Agreement”) which provides for, in addition to payments and benefits payable to him under the CIC Severance Plan and the applicable equity award agreements, certain restrictive covenants, including a 12 month post-termination non-compete. Payment of severance and accelerated vesting of his equity awards is conditioned upon his execution and non-revocation of a customary release of claims.

The foregoing is only a summary of the arrangements with Mr. Smeraglinolo and does not purport to be complete and is qualified in its entirety by reference to the full text of the underlying agreements. The CIC Severance Plan has been previously filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2013, which CIC Severance Plan is incorporated herein by reference. The Separation Agreement will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2016.

Item 2.02     Results of Operations and Financial Condition

The Company’s financial guidance for the 2016 fiscal year remains unchanged from the guidance that it provided on January 21, 2016. The Company also reiterates its January 21, 2016 guidance for fiscal year 2015 as to revenue, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), operating cash flow and adjusted earnings per share (EPS).

Item 7.01     Regulation FD Disclosure

On March 1, 2016, the Company issued a press release announcing (i) the appointment of Ms. Dugle as its Chief Executive Officer, (ii) the appointment of Mr. Hynes as President and Chief Operating Officer, and (iii)

Mr. Smeraglinolo’s resignation as a board member and termination of employment as President and Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Text of press release, dated March 1, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

March 1, 2016	By:	/s/ Thomas O. Miiller
Date	Name:	Thomas O. Miiller
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Text of press release, March 1, 2016